                                                                Exhibit 25.1


                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                   FORM T-1

                           STATEMENT OF ELIGIBILITY
                   UNDER THE TRUST INDENTURE ACT OF 1939 OF
                  A CORPORATION DESIGNATED TO ACT AS TRUSTEE



               CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
              OF A TRUSTEE PURSUANT OT SECTION 305 (B) (2)______

                   UNITED STATES TRUST COMPANY OF NEW YORK
             (Exact name of trustee as specified in its charter)

         New York                                        13-5459866
 (Jurisdiction of incorporation                       (I.R.S Employer
 if not a U. S. national bank)                        identification No.)

  114 West 47th Street
  New York, New York                                        10036
  (Address of principal                                   (Zip Code)
  executive offices)

                              KMART CORPORATION

             (Exact name of obligors as specified in its charter)


          MICHIGAN                                  38-0729500
(State or other jurisdiction                     (I.R.S. Employer
of incorporation or organization)               identification No.)

                                                          EXHIBIT 25.1

                          3100 West Big Beaver Road
                                Troy, MI 48084

                   (Address of principal executive offices)



                                 $250,000,000
                     Mortgage Pass-Through Certificates
                             (Issuable in Series)

                       (Title of indenture securities)

                                   GENERAL



1.      General Information

        Furnish the following information as to the trustee:

        (a) Name and address of each examining or supervising authority to which it is subject.

                Federal Reserve Bank of New York (2nd District), New York, New
                       York (Board of Governors of the Federal Reserve System).
                Federal Deposit Insurance Corporation,  Washington, D.C.
                New York State Banking Department, Albany, New York

        (b)     Whether it is authorized to exercise corporate trust powers.

                       The trustee is authorized to exercise corporate trust powers.

2.      Affiliations with the Obligor

        If the obligor is an affiliate of the trustee, describe each such affiliation.

        None.

3.      Voting Securities of the Trustee

        Not applicable

4.      Trusteeships under Other Indentures

        Not applicable

5. Interlocking Directorates and Similar Relationships with the Obligor or Underwriters

        Not applicable

6.      Voting Securities of the Trustee Owned by the Obligor or its Officials

        Not applicable

7.      Voting Securities of the Trustee Owned by Underwriters or their
        Officials

        Not applicable

8.      Securities of the Obligor Owned or Held by the Trustee

        Not applicable

9.      Securities of Underwriters Owned or Held by the Trustee

        Not applicable

10. Ownership or Holdings by the Trustee of Voting Securities of Certain Affiliates or Security Holders of the Obligor

        Not applicable

11. Ownership or Holdings by the Trustee of any Securities of a Person Owning 50 Percent or More of the Voting Securities of the Obligor

        Not applicable

12.     Indebtedness of the Obligor to the Trustee

        Not applicable

13.     Defaults by the Obligor

        Not applicable

14.     Affiliations with the Underwriters

        Not applicable

15.     Foreign Trustee

        Not applicable

16.     List of Exhibits

        T-1.1  --       "Chapter 204, Laws of 1853, An Act to Incorporate the
                        United States Trust Company of New York, as Amended", is incorporated by reference to Exhibit T-1.1 to Form
                        T-1 filed on September 20, 1991 with the Securities and Exchange Commission (the "Commission") pursuant to the
                        Trust Indenture Act of 1939. as amended by the Trust
                        Indenture Reform Act of 1990 (Registration
                        No. 2221291).


        T-1.2  --       The trustee was organized by a special act of the New
                        York Legislature in 1853 prior to the time that the New
                        York Banking Law was revised to require a Certificate of authority to commence business. Accordingly, under New York Banking Law, the Charter (Exhibit T-1.1) constitutes an equivalent of a certificate of authority to commence business.

        T-1.3  --       The authorization of the trustee to exercise corporate
                        trust powers is contained in the Charter
                        (Exhibit T-1.1).

        T-1.4  --       The By-laws of the United States Trust Company of New
                        York, as amended to date, are incorporated by reference to Exhibit T-1.4 to Form T-1 filed on September 20,
                        1991 with the Commission pursuant to the Trust
                        Indenture Act of 1939, as amended by the Trust
                        Indenture Reform Act of 1990 (Registration
                        No. 2221291).

        T-1.6  --       The consent of the trustee required by Section 321(b)
                        of the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990.

        T-1.7  --       A copy of the latest report of condition of the trustee
                        published pursuant to law or the requirements of its supervising or examining authority.

NOTE

As of July 12, 1994, the trustee had 9,376,032 shares of Common Stock outstanding, all of which are owned by its parent company, U.S. Trust Corporation. The term "trustee" in Item 2, refers to each of United States Trust Company of New York, and its parent company, U.S. Trust Corporation.

In answering Item 2 in this statement of eligibility as to matters peculiarly within the knowledge of the obligor or its directors, the trustee has relied upon information furnished to it by the obligor and will rely on information to be furnished by the obligor and the trustee disclaims responsibility for the accuracy or completeness of such information.

Pursuant to the requirements of the Trust Indenture of Act of 1939, as amended by the Trust Indenture Reform Act of 1990, the trustee, United States Trust Company of New York, a banking corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Los Angeles, and State of California, on the 13th day of July 1994.



UNITED STATES TRUST COMPANY OF
        NEW YORK, Trustee

By: /s/ Margaret S. Swindall
        Margaret S. Swindall
        Authorized Officer

                                                                   Exhibit T-1.6

            The consent of the trustee required by Section 321 (b)
                                 of the Act.


                   United States Trust Company of New York
                             114 West 47th Street
                                   New York
                                  NY  10036


March 19, 1992


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549


Gentlemen:

Pursuant to the provisions of Section 321 (b) of the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990, and subject to the limitations set forth therein, United States Trust Company of New York ("U. S. Trust") hereby consents that reports of examinations of U. S. Trust by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.


Very truly yours,

UNITED STATES TRUST COMPANY
    OF NEW YORK

By: /s/ G.F. GANEY
    Gerard F. Ganey
    Senior Vice President

CCC/pg
(rev.TMc 031992)

                                                                EXHIBIT T-1.7

                     Consolidated Report of Condition of
                   United States Trust Company of New York
and Foreign and Domestic Subsidiaries, a member of the Federal Reserve System, at the close of business December 31, 1993, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.


                                                                            Dollars Amounts
                           ASSETS                                             in Thousands
Cash and balances due from depository institutions:
     a. Noninterest bearing balances and currency and coin:                   $   176,527
     b. Interest bearing balances:                                                 50,000
Securities:                                                                       833,859
Federal funds sold and securities purchased under agreements to resell in domestic offices of the bank and of its Edge and
  Agreement subsidiaries, and in IBF's:                                             1,753
     a. Federal funds sold:                                                       205,000
     b. Securities purchased under agreements to resell:                           32,000
Loans and lease financing receivables:
     a. Loans and leases, net of unearned income:   1,271,077
     b. LESS: Allowance for loan and lease losses:     11,928
     c. Loans and leases, net of unearned income,
          allowance and reserve:                                                1,259,149
Premises and fixed assets (including capitalized leases):                          98,896
Other real estate owned:                                                           11,543
Investments in unconsolidated subsidiaries and associated companies:                  725
Intangible assets:                                                                    856
Other assets:                                                                     256,699
                                                                              -----------
TOTAL ASSETS:                                                                 $ 2,925,254
                                                                              ===========
                                 LIABILITIES
Deposits:
     a. In domestic offices:                                                  $ 2,345,177
     (1) Non interest bearing:                      1,228,335
     (2) Interest bearing:                          1,116,842
     b. In foreign offices, Edge and Agreement
        subsidiaries, and IBF's:                                                    5,617
     (1) Interest bearing:                              5,617
Federal funds purchased and securities sold under agreements to repurchase in domestic offices of the bank and of its Edge and Agreement subsidiaries, and in IBF's:
     a. Federal funds purchased:                                                  211,921
     b. Securities sold under agreements to repurchase:                            15,016
Demand notes issued to the U.S. Treasury:                                          33,824
Other Borrowed Money                                                                   10
Mortgage indebtedness and obligations under capitalized leases:                     2,429
Subordinated notes and debentures:                                                 12,453
Other liabilities:                                                                118,457
                                                                              -----------
TOTAL LIABILITIES:                                                            $ 2,744,904
                                                                              ===========
                            EQUITY CAPITAL
Common Stock:                                                                 $    14,995
Surplus:                                                                           41,500
Undivided profits and capital reserves:                                           123,855
                                                                              -----------
TOTAL EQUITY CAPITAL:                                                         $   180,350
                                                                              ===========

TOTAL LIABILITY AND EQUITY CAPITAL:                                           $ 2,925,254
                                                                              ===========

I, Richard E. Brinkman, Senior Vice President and Comptroller of the above-named bank do hereby declare that this report of condition has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true to the best of my knowledge and belief.

        RICHARD E. BRINKMANN, SVP, Comptroller
                        January 31, 1994

We, the undersigned trustees, attest the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true and correct.

H. MARSHALL SCHWARZ  |
FREDERICK S. WONHAM  |      Trustees
DONALD M. ROBERTS    |